                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------


                                   FORM 8-K/A


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):     March 17, 2000
                                                       -------------------------


                            North Coast Energy, Inc.
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                0-18691                          34-1594000
--------------------         ---------                  ------------------------
(State or other              (Commission                  (I.R.S. Employer
 jurisdiction of              File Number)               Identification No.)
 incorporation)


          1993 Case Parkway, Twinsburg, Ohio                   44087-2343
-------------------------------------------------------------------------------
          (Address of principal executive offices)             (Zip Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Registrant's telephone number, including area code:     (330) 425-2330
                                                     --------------------

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         As previously reported by the Company on the Company's Form 8-K dated March 22, 2000, on March 17, 2000, the Company acquired Peake Energy, Inc. ("Peake") through a purchase of all of Peake's outstanding capital stock (the "Acquisition") from Belden & Blake Corporation ("BBC"). The Acquisition was consummated pursuant to a Stock Purchase Agreement dated March 17, 2000 between the Company and BBC, with an effective date of January 1, 2000.

         The purchase price for the Peake stock was $72.5 million subject to various adjustments and escrowed amounts. The Company paid the purchase price in full in cash at closing, with approximately $5,126,000 being deposited in escrow pending the receipt of certain consents.

         The purchase price was determined through arm's-length negotiation between the Company and BBC and was based upon the Company's valuation of Peake's business and assets. There were no material relationships between the Company, its officers, directors or affiliates, and BBC or its officers, directors and affiliates.

         The cash paid in connection with the Acquisition was derived from loans which the Company obtained from Nuon International Projects B.V., the Company's majority stockholder. On March 17, 2000, Nuon loaned $72.5 million to the Company in the form of a $48.5 million Non-Negotiable Subordinated Promissory Note and a $24.0 million Non-Negotiable Subordinated Convertible Promissory Note. Interest on both Notes is payable semi-annually and accrues at the applicable LIBOR Rate. The principal amount of each Note is payable on February 28, 2015. The Convertible Note affords Nuon the right, at its election, to convert the principal amount of the Note to shares of the Company's common stock at any time based upon an exchange price of $2.50 per share. Any issuance of Company stock in connection with such a conversion election is subject to stockholder approval. Both Notes are subordinated to the Company's senior debt. Nuon has the right to secure the indebtedness considered by the Notes by a lien on Peake's assets, subject to the rights of the senior lender. The Company agreed to grant Nuon registration rights for shares issued in the conversion.

         Nuon exercised its right under the Convertible Note to convert the Note into 9,600,000 shares of the Company's common stock. Shareholder approval pursuant to the Company's Information Statement on Schedule 14C was obtained on May 3, 2000 and the 9,600,000 shares of the Company's common stock were issued to Nuon on May 4, 2000.

         BUSINESS OF PEAKE. Peake owns properties in West Virginia, Kentucky and Virginia. These properties consist of approximately 1,900 wells and in excess of 900 miles of natural gas gathering lines.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
          -------------------------------------------------------------------

         (a)      Financial Statements of Businesses Acquired.            Page
                  -------------------------------------------             ----

                  Report of Independent Auditors                           4

                  Peake Energy, Inc. Balance Sheets                        5

                                                                           Page
                                                                           ----


                  Peake Energy, Inc. Statements of Operations               6

                  Peake Energy, Inc.
                     Statement of Changes in Belden & Blake Investment      7

                  Peake Energy, Inc. Statements of Cash Flows               8

                  Peake Energy, Inc. Notes to Financial Statements          9

         (b)      Pro Forma Financial Information.
                  --------------------------------

                  Incorporated by reference to the pro forma financial
                    information presented in the Company's Information Statement on Schedule 14C, dated April 12, 2000.

         (c)      Exhibits.
                  ---------

         2.1 Stock Purchase Agreement, dated March 17, 2000, between North Coast Energy, Inc. and Belden & Blake Corporation (1)

         4.1      Non-Negotiable Subordinated Promissory Note (1)

         4.2      Non-Negotiable Subordinated Convertible Promissory Note (1)

         99.1     Press Release dated March 20, 2000 (1)

         99.2 The Company's Information Statement on Schedule 14C, dated April 12, 2000 (2)

         (1) Incorporated by reference to the corresponding exhibit to the Company's Form 8-K dated March 22, 2000.

         (2)  Previously filed.

                               REPORT OF INDEPENDENT AUDITORS

To the Shareholder of Peake Energy, Inc.

We have audited the accompanying balance sheets of Peake Energy, Inc. ("Successor Company") as of December 31, 1999 and 1998, and the related statements of operations, changes in Belden & Blake investment and cash flows for the years ended December 31, 1999 and 1998 and the six month period ended December 31, 1997 ("Successor periods"). We have also audited the accompanying statements of operations, changes in Belden & Blake investment and cash flows of Peake Energy, Inc. ("Predecessor Company") for the six month period ended June 30, 1997 ("Predecessor period"). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peake Energy, Inc. at December 31, 1999 and 1998 and the results of its operations and its cash flows for the Successor periods and the Predecessor period in conformity with accounting principles generally accepted in the United States.


                                                           /s/ Ernst & Young LLP

March 27, 2000

                               PEAKE ENERGY, INC.
                                 BALANCE SHEETS
                                 (in thousands)

                                                                           DECEMBER 31,
                                                                     ------------------------
                                                                       1999            1998
                                                                     --------        --------

ASSETS
------

CURRENT ASSETS

    Cash and cash equivalents                                        $    108        $    189
    Accounts receivable, net                                            3,669           3,849
    Inventories                                                           272             437
    Deferred income taxes                                                 506             643
    Other current assets                                                   13              20
                                                                     --------        --------
               TOTAL CURRENT ASSETS                                     4,568           5,138

PROPERTY AND EQUIPMENT, AT COST
    Oil and gas properties (successful efforts method)                135,025         135,659
    Gas gathering systems                                               8,752           8,676
    Land, buildings, machinery and equipment                            2,096           2,082
                                                                     --------        --------
                                                                      145,873         146,417
    Less accumulated depreciation, depletion and amortization          92,949          87,695
                                                                     --------        --------
               PROPERTY AND EQUIPMENT, NET                             52,924          58,722
OTHER ASSETS                                                               33              33
                                                                     --------        --------
                                                                     $ 57,525        $ 63,893
                                                                     ========        ========

LIABILITIES AND INVESTMENTS
---------------------------
CURRENT LIABILITIES

    Accounts payable                                                 $    102        $    472
    Accrued expenses                                                    2,432           3,574
                                                                     --------        --------
               TOTAL CURRENT LIABILITIES                                2,534           4,046

DEFERRED INCOME TAXES                                                   1,940           2,305

BELDEN & BLAKE INVESTMENT                                              53,051          57,542
                                                                     --------        --------
                                                                     $ 57,525        $ 63,893
                                                                     ========        ========

See accompanying notes.

                               PEAKE ENERGY, INC.
                            STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                                                                   PREDECESSOR

                                                               SUCCESSOR COMPANY                     COMPANY
                                                 ----------------------------------------------    -----------
                                                    YEAR             YEAR          SIX MONTHS       SIX MONTHS
                                                    ENDED            ENDED            ENDED            ENDED
                                                 DECEMBER 31,     DECEMBER 31,     DECEMBER 31,      JUNE 30,
                                                    1999             1998             1997             1997
                                                 ------------     ------------     ------------      --------
REVENUES

  Oil and gas sales                               $ 14,810         $ 17,597         $  8,138         $  6,983
  Gas gathering                                      1,543            2,722            1,308            1,287
  Other                                              1,186            1,318                1               (1)
                                                  --------         --------         --------         --------
                                                    17,539           21,637            9,447            8,269
EXPENSES

  Production expense                                 3,288            3,880            1,710            1,157
  Production taxes                                   1,371            1,606              591              699
  Gas gathering                                        267              298              164              151
  Exploration expense                                  772              969              431              428
  General and administrative expense                   924              801              273              347
  Depreciation, depletion and amortization           5,893           10,486            4,764            1,756
  Impairment of oil and gas properties
      and other assets                                  --           73,007               --               --
  Franchise, property and other taxes                  117              211               28               90
  Interest expense                                   5,376            5,972            2,828              660
                                                  --------         --------         --------         --------
                                                    18,008           97,230           10,789            5,288
                                                  --------         --------         --------         --------

(LOSS) INCOME BEFORE INCOME TAXES                     (469)         (75,593)          (1,342)           2,981
  (Benefit) provision for income taxes                (228)         (30,190)            (534)           1,193
                                                  --------         --------         --------         --------
NET (LOSS) INCOME                                 $   (241)        $(45,403)        $   (808)        $  1,788
                                                  ========         ========         ========         ========

See accompanying notes.

                               PEAKE ENERGY, INC.
                STATEMENT OF CHANGES IN BELDEN & BLAKE INVESTMENT
                                 (in thousands)

                                                        TOTAL
                                                        EQUITY
                                                      ---------
BELDEN & BLAKE INVESTMENT AT JANUARY 1, 1997          $  42,377

Net change in Belden & Blake advances                     2,476
Net income                                                1,788
Effect of purchase accounting upon
    sale of parent                                       42,340
                                                      ---------
BELDEN & BLAKE INVESTMENT AT JUNE 30, 1997               88,981

Net change in Belden & Blake advances                    14,631
Net loss                                                   (808)
                                                      ---------
BELDEN & BLAKE INVESTMENT AT DECEMBER 31, 1997          102,804

Net change in Belden & Blake advances                       141
Net loss                                                (45,403)
                                                      ---------
BELDEN & BLAKE INVESTMENT AT DECEMBER 31, 1998           57,542

Net change in Belden & Blake advances                    (4,250)
Net loss                                                   (241)
                                                      ---------
BELDEN & BLAKE INVESTMENT AT DECEMBER 31, 1999        $  53,051
                                                      =========

See accompanying notes.

                               PEAKE ENERGY, INC.
                            STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                                                    PREDECESSOR
                                                                                 SUCCESSOR COMPANY                    COMPANY
                                                                  ---------------------------------------------     -----------
                                                                      YEAR             YEAR         SIX MONTHS       SIX MONTHS
                                                                      ENDED            ENDED           ENDED           ENDED
                                                                  DECEMBER 31,     DECEMBER 31,     DECEMBER 31,      JUNE 30,
                                                                      1999             1998             1997            1997
                                                                  ------------     ------------     ------------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net (loss) income                                                $   (241)        $(45,403)        $   (808)        $  1,788
  Adjustments to reconcile net (loss) income to net cash
    provided by operating activities:
      Depreciation, depletion and amortization                        5,893           10,486            4,764            1,756
      Impairment of oil and gas properties and other assets              --           73,007               --               --
      Exploration expense                                               772              969              431              428
      Deferred income taxes                                            (228)         (30,190)            (534)           1,193
      Loss (gain) on disposal of property and equipment                  11             (251)              --               --
      Change in operating assets and liabilities, net of
        effects of purchases of businesses:
          Accounts receivable and other operating assets               (421)          (2,299)            (753)              13
          Inventories                                                   123             (113)             (76)             (13)
          Accounts payable and accrued expenses                      (1,512)             (34)             102              809
                                                                   --------         --------         --------         --------
           NET CASH PROVIDED BY OPERATING ACTIVITIES                  4,397            6,172            3,126            5,974

CASH FLOWS FROM INVESTING ACTIVITIES:

  Acquisition of businesses, net of cash acquired                        --           (1,192)          (9,672)          (6,501)
  Proceeds from property and equipment disposals                        597            1,441              106              (41)
  Exploration expense                                                  (772)            (969)            (431)            (428)
  Additions to property and equipment                                   (53)          (5,538)          (7,647)          (1,493)
                                                                   --------         --------         --------         --------
           NET CASH USED IN INVESTING ACTIVITIES                       (228)          (6,258)         (17,644)          (8,463)

CASH FLOWS FROM FINANCING ACTIVITIES:

  Net change in Belden & Blake investment                            (4,250)             141           14,631            2,476
                                                                   --------         --------         --------         --------
           NET CASH (USED IN) PROVIDED BY
             FINANCING ACTIVITIES                                    (4,250)             141           14,631            2,476
                                                                   --------         --------         --------         --------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                    (81)              55              113              (13)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                        189              134               21               34
                                                                   --------         --------         --------         --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $    108         $    189         $    134         $     21
                                                                   ========         ========         ========         ========

See accompanying notes.

                               PEAKE ENERGY, INC.
                          NOTES TO FINANCIAL STATEMENTS

(1)     BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

        On March 17, 2000, Belden & Blake Corporation ("BBC") sold all of the issued and outstanding capital stock of Peake Energy, Inc. ("Peake"), its wholly-owned subsidiary, to North Coast Energy, Inc. ("North Coast"), an independent oil and gas company, with an effective date of January 1, 2000. The sale included substantially all of BBC's oil and gas properties in West Virginia and Kentucky. The sale resulted in net proceeds of approximately $69 million to BBC.

        Peake operates in the oil and gas industry. Peake's principal business is the production, development, acquisition and gathering of oil and gas reserves. Sales of oil are ultimately made to refineries. Sales of natural gas are ultimately made to gas utilities and industrial consumers in West Virginia and Kentucky. The price of oil and natural gas has a significant impact on Peake's working capital and results of operations.

        On March 27, 1997, BBC signed a definitive merger agreement with TPG Partners II, L.P. ("TPG"), a private investment partnership, pursuant to which TPG and certain other investors acquired BBC in an all-cash transaction valued at $440 million (the "Acquisition"). Under the terms of the agreement, TPG and such investors paid $27 per share for all common shares outstanding plus an additional amount to redeem certain stock options held by directors and employees. The transaction was completed on June 27, 1997 and for financial reporting purposes has been accounted for as a purchase effective June 30, 1997. The Acquisition resulted in a new basis of accounting reflecting estimated fair values for assets and liabilities at that date. Accordingly, the financial statements for the periods subsequent to June 30, 1997 are presented on BBC's new basis of accounting, while the results of operations for the period ended June 30, 1997 reflect the historical results of the predecessor company. A vertical black line is presented to separate the financial statements of the predecessor and successor companies.

        The accompanying financial statements pertain to the business which was sold to North Coast, and are presented on a carve-out basis prepared from Peake's historical accounting records. The financial statements include allocations of interest expense, income taxes and direct and indirect BBC corporate administrative costs attributable to Peake. The methods by which such amounts are attributed and allocated are deemed reasonable by management. All intercompany transactions including allocated expenses are deemed to be paid in the period recorded and are shown as a net change in Belden & Blake investment on the balance sheet.

(2)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN THE FINANCIAL STATEMENTS
--------------------------------------------
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts. Significant estimates used in the preparation of Peake's financial statements which could be subject to significant revision in the near term include estimated oil and gas reserves. Although actual results could differ from these estimates, significant adjustments to these estimates historically have not been required.

CASH EQUIVALENTS
----------------
        For purposes of the statements of cash flows, cash equivalents are defined as all highly liquid debt instruments purchased with an initial maturity of three months or less.

CONCENTRATIONS OF CREDIT RISK
-----------------------------
        Credit limits, ongoing credit evaluation and account monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required. Expected losses are provided for currently and actual losses have been within management's expectations.

INVENTORIES
-----------
        Inventories of material, pipe and supplies are valued at average cost. Crude oil inventory is stated at the lower of average cost or market.

PROPERTY AND EQUIPMENT
----------------------
        Peake utilizes the "successful efforts" method of accounting for its oil and gas properties. Under this method, property acquisition and development costs and certain productive exploration costs are capitalized while non-productive exploration costs, which include certain geological and geophysical costs, dry holes, expired leases and delay rentals, are expensed as incurred. Capitalized costs related to proved properties are depleted using the unit-of-production method. Depreciation, depletion and amortization of proved oil and gas properties is calculated on the basis of estimated recoverable reserve quantities. These estimates can change based on economic or other factors. No gains or losses are recognized upon the disposition of oil and gas properties except in extraordinary transactions. Sales proceeds are credited to the carrying value of the properties. Maintenance and repairs are expensed, and expenditures which enhance the value of properties are capitalized.

        Unproved oil and gas properties are stated at cost and consist of undeveloped leases. These costs are assessed periodically to determine whether their value has been impaired, and if impairment is indicated, the costs are charged to expense. During 1998, Peake recorded a $406,000 impairment charge which wrote-down unproved oil and gas properties to their estimated fair value.

        Gas gathering systems are stated at cost. Depreciation expense is computed using the straight-line method over 15 years.

        Property and equipment are stated at cost. Depreciation of non-oil and gas properties is computed using the straight-line method over the useful lives of the assets ranging from 3 to 15 years for machinery and equipment and 30 to 40 years for buildings. When assets other than oil and gas properties are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred, and significant renewals and betterments are capitalized.

        Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying amount of the asset. In performing the review for long-lived asset recoverability during 1998, Peake recorded $69.0 million and $3.6 million of impairments which wrote-down producing properties and other assets, respectively, to their estimated fair value. Fair value was based on estimated future cash flows to be generated by the assets, discounted at a market rate of interest.

REVENUE RECOGNITION
-------------------
        Oil and gas production revenue is recognized as production and delivery take place.

INCOME TAXES
------------
        Historically, Peake's results were included in the consolidated federal income tax return filed by BBC. The income tax provision for each period presented represents the current and deferred income taxes that would have resulted if Peake's operations were a stand-alone taxable entity filing its own income tax returns. Accordingly, the calculation of tax provisions and deferred taxes necessarily requires certain assumptions, allocations and estimates which management believes are reasonable to reflect the tax reporting for Peake as a stand-alone taxpayer.

STOCK-BASED COMPENSATION
------------------------
        Peake measures expense associated with stock-based compensation under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

        BBC common stock held by Peake employees in BBC's 401k plan is subject to variable plan accounting. The changes in share value are reported as adjustments to compensation expense. The reduction in share value in 1999 and 1998 resulted in a reduction in compensation expense of $111,000 and $46,000, respectively.

(3)     RELATED PARTY TRANSACTIONS

        For the purpose of these carve-out financial statements, payables and receivables related to transactions between Peake and BBC are included as a component of Belden & Blake investment.

        BBC provided Peake with certain services including insurance, cash management, tax, legal, computer systems and support, accounting and other corporate functions. Charges for these services were allocated based on usage and other methods that management believed to be reasonable and amounted to $1.3 million, $1.2 million and $460,000 for the successor company's years ended December 31, 1999 and 1998 and six months ended December 31, 1997, respectively and $721,000 for the predecessor company's six months ended June 30, 1997. These charges are included in production expense, exploration expense and general and administrative expense.

        BBC allocated interest expense to Peake based on relative asset value. Interest expense allocated by BBC was $5.4 million, $6.0 million and $2.8 million for the successor company's years ended December 31, 1999 and 1998 and six months ended December 31, 1997, respectively and $660,000 for the predecessor company's six months ended June 30, 1997.

(4)     ACQUISITIONS

        The following acquisitions were accounted for as purchase business combinations. Accordingly, the results of operations of the acquired businesses are included in Peake's statements of operations from the date of the respective acquisitions.

        During 1998, Peake acquired working interests in oil and gas wells in West Virginia for approximately $1.1 million. Estimated proved developed reserves associated with the wells totaled 1.2 Bcfe (billion cubic feet of natural gas equivalent) net to Peake's interest at the time of acquisition.

        During 1997, Peake acquired working interests in oil and gas wells in West Virginia for approximately $9.7 million for the successor company's six months ended December 31, 1997 and $6.5 million for the predecessor company's six months ended June 30, 1997. Estimated proved developed reserves associated with the wells totaled 23.6 Bcf (billion cubic feet) of natural gas and 4,886 Bbls (barrels) of oil net to Peake's interest at the time of the acquisitions.

        The pro forma effects of 1999, 1998 and 1997 (predecessor and successor periods) acquisitions were not material.


(5)       DETAILS OF BALANCE SHEETS

                                                       DECEMBER 31,
                                                 -----------------------
                                                   1999            1998
                                                 -------         -------
                                                     (IN THOUSANDS)
ACCOUNTS RECEIVABLE
    Accounts receivable                          $ 1,110         $   353
    Allowance for doubtful accounts                  (59)            (98)
    Oil and gas production receivable              2,618           3,594
                                                 -------         -------
                                                 $ 3,669         $ 3,849
                                                 =======         =======

INVENTORIES
    Oil                                               87              92
    Material, pipe and supplies                      185             345
                                                 -------         -------
                                                 $   272         $   437
                                                 =======         =======

ACCRUED EXPENSES
    Accrued expenses                             $   122         $   378
    Accrued drilling and completion costs             --             471
    Ad valorem and other taxes                       983           1,282
    Compensation and related benefits                227             331
    Undistributed production revenue               1,100           1,112
                                                 -------         -------
                                                 $ 2,432         $ 3,574
                                                 =======         =======




(6)     LEASES

        Peake leases certain equipment, vehicles and office space under noncancelable agreements with lease periods of one to five years. Rent expense amounted to $272,000, $229,000 and $89,000 for the successor company's years ended December 31, 1999 and 1998 and six months ended December 31, 1997, respectively, and $89,000 for the predecessor company's six months ended June 30, 1997. Future commitments under leasing arrangements were not significant at December 31, 1999.

(7)     TAXES

        Income tax provisions and related assets and liabilities are determined as if Peake prepared its tax return on a stand-alone basis (see Note 2). The (benefit) provision for income taxes includes the following (in thousands):

                                                                        PREDECESSOR
                                     SUCCESSOR COMPANY                    COMPANY
                     ---------------------------------------------      -----------
                                                       SIX MONTHS       SIX MONTHS
                       YEAR ENDED DECEMBER 31,           ENDED            ENDED
                     -------------------------        DECEMBER 31,       JUNE 30,
                      1999             1998              1997              1997
                     --------         --------        ------------      -----------
CURRENT

      Federal        $     --         $     --         $     --         $     --
      State                --               --               --               --
                     --------         --------         --------         --------
                           --               --               --               --
DEFERRED

      Federal            (177)         (23,387)            (414)             924
      State               (51)          (6,803)            (120)             269
                         (228)         (30,190)            (534)           1,193
                     --------         --------         --------         --------
     TOTAL           $   (228)        $(30,190)        $   (534)        $  1,193
                     ========         ========         ========         ========

        The effective tax rate for continuing operations differs from the U.S. federal statutory tax rate as follows:

                                                                                               PREDECESSOR
                                                                 SUCCESSOR COMPANY               COMPANY
                                                      --------------------------------------   -----------
                                                                                 SIX MONTHS    SIX MONTHS
                                                      YEAR ENDED DECEMBER 31,      ENDED          ENDED
                                                      -----------------------   DECEMBER 31,    JUNE 30,
                                                          1999        1998          1997          1997
                                                        --------    --------    ------------   -----------
Statutory federal income tax rate                        34.0%       34.0%         34.0%          34.0%
Increases (reductions) in taxes resulting from:
   State income taxes, net of federal tax benefit         7.2         5.9           5.9            6.0
   Variable plan accounting for stock                     7.7          --            --             --
   Other, net                                            (0.3)         --            --             --
                                                         ----        ----          ----           ----
Effective income tax rate for the period                 48.6%       39.9%         39.9%          40.0%
                                                         ====        ====          ====           ====

Significant components of deferred income tax liabilities and assets are as follows (in thousands):

                                              DECEMBER 31,        DECEMBER 31,
                                                   1999                1998
                                              ------------        ------------
Deferred income tax liabilities:
   Property and equipment, net                $     (3,338)       $     (3,240)
Deferred income tax assets:
   Accrued expenses                                    473                 633
   Inventories                                           9                  10
   Net operating loss carryforwards                  1,398                 935
   Other, net                                           24                 --
                                              ------------        ------------
      Total deferred income tax assets               1,904               1,578
                                              ------------        ------------
      Net deferred income tax liability       $     (1,434)       $     (1,662)
                                              ============        ============

   Long-term liability                        $     (1,940)       $     (2,305)
   Current asset                                       506                 643
                                              ------------        ------------
      Net deferred income tax liability       $     (1,434)       $     (1,662)
                                              ============        ============

        At December 31, 1999, on a stand-alone basis, Peake had approximately $3.5 million of net operating loss carryforwards available for federal and state income tax reporting purposes. These net operating loss carryforwards will expire between 2011 and 2019.

(8)     EMPLOYEE BENEFIT PLANS

        BBC has a non-qualified profit sharing arrangement, covering substantially all employees of Peake, under which BBC contributes discretionary amounts determined by the compensation committee of its Board of Directors. Amounts are allocated to substantially all employees based on relative compensation. BBC contributed $64,000, $161,000 and $74,000 to Peake employees for the successor company's years ended December 31, 1999 and 1998 and six months ended December 31, 1997, respectively, and $74,000 for the predecessor company's six months ended June 30, 1997 to the profit sharing plan. The 1999 amount was paid in cash. For the 1998 and 1997 periods, one half was paid in cash and one half was paid in shares of BBC's common stock contributed into each eligible employee's 401(k) plan account. Additional discretionary bonuses were also made.

        BBC has a qualified defined contribution plan (a 401(k) plan) covering substantially all of the employees of Peake. Under the plan, an amount equal to 2% of participants' compensation is contributed by BBC to the plan each year. Eligible employees may also make voluntary contributions which BBC matches $.50 for every $1.00 contributed up to 6% of an employee's annual compensation. Prior to January 1, 1998, BBC matched $.25 for every $1.00 contributed up to 6% of an employee's annual compensation. Retirement plan expense amounted to $101,000, $92,000 and $41,000 for the successor company's years ended December 31, 1999 and 1998 and six months ended December 31, 1997, respectively, and $30,000 for the predecessor company's six months ended June 30, 1997.

        BBC also has non-qualified deferred compensation plans which permit certain Peake employees to elect to defer a portion of their compensation. Certain Peake employees have also participated in BBC's non-qualified stock option plan.

(9)     COMMITMENTS AND CONTINGENCIES

        Peake is involved in various legal actions arising in the normal course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the financial position, results of operations or cash flows of Peake.

(10)    SUPPLEMENTARY INFORMATION ON OIL AND GAS ACTIVITIES

        The following disclosures of costs incurred related to oil and gas activities are presented in accordance with SFAS 69.

                                                                     PREDECESSOR
                                      SUCCESSOR COMPANY                COMPANY
                            ------------------------------------     -----------
                                                      SIX MONTHS     SIX MONTHS
                            YEAR ENDED DECEMBER 31,      ENDED         ENDED
                            ----------------------    DECEMBER 31,    JUNE 30,
(IN THOUSANDS)                1999          1998          1997          1997
                            --------      --------      --------      --------
Acquisition costs

  Proved properties         $    --        $1,143        $9,554        $6,501
  Unproved properties            --            --           118            --
Developmental costs              --         3,853         3,726           647
Exploratory costs               772           969           431           428

PROVED OIL AND GAS RESERVES (UNAUDITED)
        Peake's proved developed and proved undeveloped reserves are all located within the United States. Peake cautions that there are many uncertainties inherent in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures. In addition, estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are expected to change as future information becomes available. Material revisions of reserve estimates may occur in the future, development and production of the oil and gas reserves may not occur in the periods assumed, and actual prices realized and actual costs incurred may vary significantly from those used. Proved reserves represent estimated quantities of natural gas, crude oil and condensate that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions existing at the time the estimates were made. Proved developed reserves are proved reserves expected to be recovered through wells and equipment in place and under operating methods being utilized at the time the estimates were made.

        The estimates of proved developed reserves have been reviewed by independent petroleum engineers. The estimates of proved undeveloped reserves were prepared by Peake's petroleum engineers and the December 31, 1999 and 1998 proved undeveloped reserves have been reviewed by independent petroleum engineers.

         The following table sets forth changes in estimated proved and proved developed reserves for the periods indicated:

                                         SUCCESSOR COMPANY                PREDECESSOR COMPANY                     TOTAL
                                      ------------------------         -------------------------          ------------------------
                                        OIL            GAS               OIL             GAS               OIL             GAS
                                       (BBLS)         (MCF)             (BBLS)          (MCF)             (BBLS)           (MCF)
                                     --------      -----------         --------        ---------         --------       ----------

DECEMBER 31, 1996                          --               --        1,313,050       59,483,775        1,313,050       59,483,775
Extensions and discoveries                 --        2,766,495               --          787,138               --        3,553,633
Purchase of reserves in place           4,886       16,727,227               --        6,875,751            4,886       23,602,978
Sale of reserves in place                  --               --               --               --               --               --
The Acquisition                       981,989       67,267,025         (981,989)     (67,267,025)              --               --
Revisions of previous estimates      (376,936)     (10,342,950)        (282,455)       2,056,021         (659,391)      (8,286,929)
Production                            (47,243)      (2,395,241)         (48,606)      (1,935,660)         (95,849)      (4,330,901)
                                     --------      -----------         --------        ---------         --------       ----------
DECEMBER 31, 1997                     562,696       74,022,556               --               --          562,696       74,022,556
Extensions and discoveries                 --        2,896,960                                                 --        2,896,960
Purchase of reserves in place           2,395        1,182,083                                              2,395        1,182,083
Sale of reserves in place              (1,061)      (5,479,665)                                            (1,061)      (5,479,665)
Revisions of previous estimates      (179,755)       6,394,716                                           (179,755)       6,394,716
Production                            (82,037)      (5,645,167)                                           (82,037)      (5,645,167)
                                     --------      -----------         --------        ---------         --------       ----------
DECEMBER 31, 1998                     302,238       73,371,483               --               --          302,238       73,371,483
Extensions and discoveries                 --               --                                                 --               --
Purchase of reserves in place              --               --                                                 --               --
Sale of reserves in place                  --         (427,188)                                                --         (427,188)
Revisions of previous estimates       371,576         (910,694)                                           371,576         (910,694)
Production                            (71,141)      (5,473,586)                                           (71,141)      (5,473,586)
                                     --------      -----------         --------        ---------         --------       ----------
DECEMBER 31, 1999                     602,673       66,560,015               --               --          602,673       66,560,015
                                     ========      ===========         ========        =========         ========       ==========
PROVED DEVELOPED RESERVES
December 31, 1997                     562,696       69,685,661                                            562,696       69,685,661
                                      =======       ==========                                            =======       ==========
December 31, 1998                     302,238       69,343,403                                            302,238       69,343,403
                                      =======       ==========                                            =======       ==========
DECEMBER 31, 1999                     602,673       62,841,767                                            602,673       62,841,767
                                      =======       ==========                                            =======       ==========

Bbls - Barrels          Mcf - Thousand cubic feet

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES (UNAUDITED)

        The following tables, which present a standardized measure of discounted future net cash flows and changes therein relating to proved oil and gas reserves, are presented pursuant to SFAS No. 69. In computing this data, assumptions other than those required by the FASB could produce different results. Accordingly, the data should not be construed as representative of the fair market value of Peake's proved oil and gas reserves. The following assumptions have been made:

        - Future revenues were based on year-end oil and gas prices. Future price changes were included only to the extent provided by existing contractual agreements.
        - Production and development costs were computed using year-end costs assuming no change in present economic conditions.
        -       Future net cash flows were discounted at an annual rate of 10%.
        - Future income taxes were computed using the approximate statutory tax rate and giving effect to available net operating losses, tax credits and statutory depletion.

        The standardized measure of discounted future net cash flows relating to proved oil and gas reserves is presented below:

                                                                      DECEMBER 31,
                                                         ---------------------------------------
                                                            1999           1998           1997
                                                         ---------      ---------      ---------
                                                                     (IN THOUSANDS)
           Estimated future cash inflows (outflows)
              Revenues from the sale of oil and gas      $ 185,175      $ 184,015      $ 227,619
              Production and development costs             (73,614)       (73,844)       (87,023)
                                                         ---------      ---------      ---------
           Future net cash flows before income taxes       111,561        110,171        140,596
           Future income taxes                             (24,780)       (26,590)       (39,096)
           Future net cash flows                            86,781         83,581        101,500
           10% timing discount                             (45,769)       (44,487)       (54,427)
                                                         ---------      ---------      ---------
           Standardized measure of discounted
              future net cash flows                      $  41,012      $  39,094      $  47,073
                                                         =========      =========      =========

The principal sources of changes in the standardized measure of future net cash flows are as follows (the successor and predecessor periods are combined in 1997 for purposes of this presentation):

                                                                 YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                             1999          1998           1997
                                                           --------      --------      --------
                                                                      (IN THOUSANDS)
            Beginning of year                              $ 39,094      $ 47,073      $ 44,685
            Sale of oil and gas, net of
              production costs                              (11,569)      (13,716)      (12,254)
            Extensions and discoveries, less
              related estimated future
              development and production costs                   --         2,734         3,467
            Purchase of reserves in place less
              estimated future production costs                  --           796        17,645
            Sale of reserves in place less
              estimated future production costs                (386)         (768)           --
            Revisions of previous quantity estimates            686          (120)      (10,207)
            Net changes in prices and production costs        5,787       (12,490)       (3,386)
            Change in income taxes                            2,159         4,227         1,371
            Accretion of 10% timing discount                  5,330         6,597         6,495
            Changes in production rates (timing)
              and other                                         (89)        4,761          (743)
                                                           --------      --------      --------
            End of year                                    $ 41,012      $ 39,094      $ 47,073
                                                           ========      ========      ========

(11)    INDUSTRY SEGMENT FINANCIAL INFORMATION

        Peake operates in one reportable segment, as an independent energy company engaged in producing oil and natural gas; exploring for and developing oil and gas reserves; acquiring and enhancing the economic performance of producing oil and gas properties and gathering natural gas for delivery to intrastate and interstate gas transmission pipelines. Peake's operations are conducted entirely in the United States.

MAJOR CUSTOMERS
---------------
        Sales of oil and gas are ultimately made to refineries, gas utilities, industrial customers and natural gas brokers. Gas sales to two customers each exceeded 10% of total revenue during the year ended December 31, 1999 which amounted to $6.1 million and $2.2 million. Two customers that exceeded 10% of total revenue during the year ended December 31, 1998 amounted to $9.4 million and $2.2 million. One customer exceeded 10% of total revenue during the successor company's six months ended December 31, 1997 which amounted to $4.8 million and during the predecessor company's six months ended June 30, 1997 which amounted to $4.8 million.

(12)    SALE OF TAX CREDIT PROPERTIES

        In March 1998, Peake sold certain interests that qualify for the nonconventional fuel source tax credit. The interests were sold for approximately $695,000 in cash and a volumetric production payment under which 100% of the cash flow from the properties will go to Peake until approximately
10.2 Bcf of gas has been produced and sold. In addition to receiving 100% of the cash flow from the properties, Peake will receive quarterly incentive payments based on production from the interests. Peake has the option to repurchase the interests at a future date.

                                    SIGNATURE
                                    ---------


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH COAST ENERGY, INC.



Date:  May 23, 2000                        By:    /s/ Thomas A Hill
                                                 ------------------------------
                                                 Thomas A. Hill, Secretary

                                  EXHIBIT INDEX
                                  -------------


                  Exhibit                   Description of Exhibit


                  2.1 Stock Purchase Agreement, dated March 17, 2000, between North Coast Energy, Inc. and Belden & Blake Corporation (1)

                  4.1      Non-Negotiable Subordinated Promissory Note (1)

                  4.2      Non-Negotiable Subordinated Convertible Promissory
                           Note (1)

                  99.1     Press Release dated March 20, 2000 (1)

                  99.2 The Company's Information Statement on Schedule 14C, dated April 12, 2000 (2)

                  (1) Incorporated by reference to the corresponding exhibit to the Company's Form 8-K dated March 22, 2000.

                  (2)   Previously filed.













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